TEACHER INSURANCE AND ANNUITY ASSOCIATION
                                730 Third Avenue
                          New York, New York 10017-3206
                                 (212) 490-9000


                                                                   June 9, 1995


Institutional Property Consultants, Inc.
4330 La Jolla Village Drive,  Suite 310
San Diego, California   92122


                       RE:  Teachers Insurance and Annuity
                            Association of America
                            Real Estate Separate Account;
                            ERISA Independent Fiduciary
                            ------------------------------

Dear Sirs:

         This letter sets forth the terms and conditions under which Teachers Insurance and Annuity Association of America (the "Company") offers to appoint Institutional Property Consultants, Inc. ("IPC") to serve as the Independent Fiduciary, as defined below, under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") for a new real estate pooled separate account (the "Account") designed primarily for investment by participants in defined contribution plans qualified under (Section) 401(a) and (Section) 403(a) of the Internal Revenue Code of 1986, as amended, ("Code"), Code (Section) 403(b) plans, and certain individual retirement annuities under (Section) 408 of the Code.

1.       Background
         ----------

                  On December 22, 1994 the Company filed an application (the "Application") with the Department of Labor ("DOL") for exemption from certain potential prohibited transactions under (Section) 406 of ERISA and (Section) 4975 of the Code with respect to certain transactions or classes of transactions involving the establishment and subsequent administration by the Company of the Account. Among other features, the Account offers a stand-by liquidity mechanism under which units of interest in the Account ("Units") may be purchased or sold by the Company. The Application contemplates that various

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Institutional Property Consultants, Inc.                                 Page 2
June 9, 1995


         aspects of the Account's operation will be subject to the oversight of an independent fiduciary ("Independent Fiduciary") which will be a business organization with substantial real estate investment experience and which will be familiar with the responsibilities of a fiduciary with respect to benefit plans under ERISA. The Independent Fiduciary will act for the exclusive benefit of the plan participants who elect to participate in the Account.

                  As of this date, the Application has yet to be approved by the DOL, although on the basis of discussions to date with the representatives of the DOL, the Company has no reason to believe that an exemption with respect to the Account will not be issued in due course. However, prior to the final disposition of the Application by the DOL, the Company intends to appoint an Independent Fiduciary who will undertake responsibility for such activities and such classes of transactions as are described in the Application, pages 16-33, and for such other matters as the Company may from time to time request. Included in the Application are descriptions of the responsibilities of the Independent Fiduciary. The proposed valuation procedures and rules for the Account are described in the Application and in Exhibit A to this Agreement.


2.       Compensation
         ------------

                  Compensation for services rendered by IPC pursuant to this Agreement shall be paid from the Account in the amounts and in accordance with the terms and conditions set forth in Schedule 1 attached hereto.


3.       Duties and Responsibilities of the Company
         ------------------------------------------

                  The Company is an investment manager, as defined in Section 3(38) of ERISA, with respect to the Account, and shall be primarily responsible, as a fiduciary under ERISA, for all aspects of the establishment and administration of the Account. The Company alone shall be responsible for making determinations with respect to the acquisition and disposition of properties by the Account and for all other aspects of the investment of Account assets, subject to the duties and responsibilities of IPC specifically set forth in the Application and paragraph 4 hereof.

Institutional Property Consultants, Inc.                                  Page 3
June 9, 1995

4.       Duties and Responsibilities of IPC
         ----------------------------------

         A. IPC's duties and responsibilities under this Agreement shall be those set forth in the Application and as described below:

                (1) IPC will review and approve the valuation of the Account and of the properties held in the Account as outlined on pages 24-27 of the Application and as more specifically described in Valuation Procedures and Rules which shall be adopted for the Account by the Company and which shall be subject to the approval of IPC. (A copy of the current draft of the valuation procedures and rules for the Account is attached as Exhibit A.)

                (2) IPC will approve the appointment of all independent appraisers retained by the Company to perform periodic valuations of Account properties. For this purpose, the Company will forward to IPC information provided to the Company with respect to the background, education and experience of each such independent appraiser.

                (3) IPC may require an appraisal in addition to those conducted by an independent appraiser appointed as provided in clause (2) above, when it believes that the characteristics of a particular property have changed materially or with respect to any property where it deems an additional appraisal to be necessary or appropriate in order to assure a correct Account valuation. IPC will perform such reviews of Account properties as it may determine to be necessary or desirable in establishing the necessity of such additional appraisals. IPC shall have the authority to designate independent appraisers to be hired by the Company to perform any such additional appraisals, but the Company hereby reserves the right to disapprove any such selection. Accordingly, IPC shall notify the Company at least fourteen (14) days prior to the anticipated hiring of any appraiser not previously approved by the Company. Any such appraiser will be deemed approved by the Company if the Company fails to object within fourteen (14) days of receipt of the aforesaid notice and the Company will, thereupon, hire such appraiser. The Company may in its sole discretion withdraw its approval

Institutional Property Consultants, Inc.                                  Page 4
June 9, 1995




                      of an appraiser at any time prior to hiring such appraiser for future appraisals by giving a notice of withdrawal of its approval.

                 (4) IPC shall review purchases and sales of Units by Account participants and the Company to assure that correct Account values are applied. IPC shall also review the fixed repayment schedule applicable to the redemption of Seed Money Units during the Start Up Period, as defined in the Application, as approved by the New York Insurance Department. With respect to the foregoing, IPC may rely upon the truth, completeness and correctness of information provided to it by the Company or by the independent auditor designated by the Company with respect to the Account.

                 (5) After (and, if necessary, during) the Start Up Period, as defined in the Application, IPC will determine with the Company the appropriate "trigger" guidelines relating to the level of the Company's ongoing ownership of Liquidity Units in the Account, as defined in the Application, and the manner in which any reduction of the Company's participation in excess of such guidelines is to be effected as contemplated under the Application. If IPC and the Company agree that asset sales may be required in order to reduce the Company's ownership of Units in the Account, IPC will participate in the planning of any such program of sales, including the selection of the properties to be sold and the guidelines to be followed in making such sales.

                 (6) In the event of the termination of the Account as described on pages 27-29 of the Application, IPC will approve the sale of Account properties and supervise Account operation during the Wind Down Period (as defined in the Application). Such period will commence with the Company's notice to Account participants of its termination of the Account and will end on the date that no Units are held by any Participant (and, if applicable, Participating Plans), as defined in the Application.


                 (7)  IPC will review and approve the investment

Institutional Property Consultants, Inc.                                  Page 5
June 9, 1995


                      guidelines established by the Company for the Account and will monitor the conformity of all property acquisitions and sales with the requirements of such guidelines.

                 (8) With respect to any other transaction or matter involving the Account that is submitted to IPC by the Company, IPC will review said transaction or matter in order to determine whether it is fair to the Account and in the Account's best interests.

          B. In the event that the Company or the DOL or any other governmental agency requires or requests IPC to perform additional functions reasonably related to the type of review described herein, or to undertake duties with respect to the Account beyond those specifically enumerated herein, these additional duties and functions shall be deemed to be included among the duties of IPC under this Agreement, provided that:

                 (1) The Company requests IPC to perform such activity in writing; and

                 (2) IPC and the Company determine the nature and amount of any additional compensation that may be appropriate with respect to such additional duties. If IPC and the Company are not able to agree upon the nature and amount of any additional compensation, IPC and the Company hereby agree to submit any disputed issues to arbitration and to be bound by the results thereof; provided, however, that IPC shall nevertheless perform the additional duties described above during the time required for a final determination to be made with respect to the nature and/or amount of any additional compensation that it may receive.

          C. IPC will meet with the Company on a quarterly basis to review the activities of the Account and the actions that IPC has taken under this Agreement. IPC will submit to the Company a summary report from time to time as it may deem necessary or appropriate, but no less frequently than annually. Such report shall be a written report that summarizes and explains all actions and activities that IPC has undertaken since the submission of the last such report or the commencement of its terms, except those actions and activities that IPC in its judgment deems to be not material. All or

Institutional Property Consultants, Inc.                                  Page 6
June 9, 1995


                 any part of any such report may, after consultation with IPC, be provided by the Company to any Account participant or to the DOL or any other governmental agency. IPC shall maintain appropriate records of its actions and activities under this Agreement and will allow the Company to review such records during normal business hours upon reasonable prior request by the Company, and the Company, after consultation with IPC, may provide the results of any such review to the DOL or to any other governmental agency.

          D. IPC may make all reasonable inquiries, consult with whomever it reasonably deems necessary, do all acts that are reasonably necessary to the performance of its duties, and review such Company documents as are reasonably appropriate for carrying out its responsibilities under this Agreement. All work to be performed pursuant to this paragraph 5, may be performed during normal business hours at the Company's Home Office, 730 Third Avenue, New York, New York 10017 or such other place as may be reasonably designated by IPC, including IPC's offices.


5.       Representations
         ---------------

         IPC represents and agrees that:

          A. IPC has at least five years of experience with respect to commercial real estate investments.

          B. The gross income which is received by IPC (or any partnership or corporation of which IPC is a 10 percent or more partner or shareholder) from the Company and its affiliates (as defined in any proposed exemption issued with respect to the Account) for any fiscal year ending during the term of this Agreement shall not exceed 5 percent of its annual gross income from all sources for the preceding fiscal year. Such income limitation will include services rendered to the Account as the Independent Fiduciary under any prohibited transaction exemption granted by the DOL. IPC will provide, on an annual basis, a report to the Company of the gross income it receives from the Company as a percentage of the gross income received during the preceding fiscal year.

          C.     IPC shall not (i) acquire any property from, sell any

Institutional Property Consultants, Inc.                                  Page 7
June 9, 1995


                 property to or borrow any funds from, the Company or any of its affiliates during the period for which it serves as an Independent Fiduciary under this Agreement and for a period of six months thereafter, or (ii) negotiate any such transaction described in (i) during the period that IPC serves as the Independent Fiduciary.

          D. In the event that the DOL requires additional representations by IPC, it is agreed that IPC will make any such reasonably required representations that are true in fact.


6.       Independent Status
         ------------------

                 As the Independent Fiduciary, IPC shall not be an agent of the Company. In keeping with this status, IPC shall be free to control its method of fulfilling its responsibilities within the framework of its obligations to the Participants and their beneficiaries (and, if applicable, Participating Plans), as defined in the Application, and to the Company.


7.       Fiduciary Standards/Confidentiality
         -----------------------------------

                 Notwithstanding any other provision of this Agreement, it is understood that IPC will act as a fiduciary, as defined in ERISA, with respect to the Participants and their beneficiaries (and, if applicable, Participating Plans) that invest in the Account, and that IPC will perform its duties under this Agreement for the exclusive benefit of such Participants, their beneficiaries and Participating Plans and in conformity with the legal requirements imposed upon it by ERISA.

                 It is understood that IPC will not unnecessarily engage in any activity in connection with this appointment that is adverse to the interest of the Company. IPC may provide similar independent fiduciary services with respect to other benefit plans subject to ERISA; provided that IPC does not use or disclose in such relationships confidential information obtained by it in the course of providing services under this Agreement.

                 Upon termination of this Agreement, IPC will disclose to the Company all material in its possession that has been

Institutional Property Consultants, Inc.                                  Page 8
June 9, 1995



         released to it by the Company or produced pursuant to this Agreement. Such material may be retained by IPC if it deems such retention to be necessary to protect its interests or the interests of the Participants and their beneficiaries (and, if applicable, Participating Plans) that have invested in the Account. If IPC retains any such material, it shall promptly notify the Company in writing of such action. The aforesaid notice shall include an itemized list of all retained documents and other materials. Upon receipt of the aforesaid notice, or at any time thereafter, the Company may at its option, require that IPC deliver all such retained material to the person who succeeds to its position as Independent Fiduciary. However, IPC may retain any materials that it deems necessary to protect its interests, provided that copies of said materials are furnished to either the Company or IPC's successor as Independent Fiduciary, upon request. IPC will not at any time during the term of this Agreement or thereafter disclose any of the Company's trade secrets, confidential business methods, or any other confidential information which it may have acquired during its service as Independent fiduciary under this Agreement.

8.       Personnel
         ---------

                  IPC agrees that, without limiting its responsibilities under this Agreement or under ERISA, primary responsibility for the performance of the services contemplated under this Agreement shall be assigned to Barbara R. Cambon and that it will use its best efforts to assure that Barbara R. Cambon continues to act in such capacity during the term of this Agreement. In the event that Barbara R. Cambon does not, for any reason, continue to serve in such capacity, IPC agrees that it will assign primary responsibility for the duties contemplated under this Agreement to a senior employee of similar experience and ability.

9.       Effective Date/Termination/Notice
         ---------------------------------

          A. This Agreement shall become effective on the date of receipt by the Company of a copy of this Agreement that has been executed by IPC and by an authorized officer of the Company.

          B. IPC's appointment shall commence on the date this Agreement becomes effective for a five year term, and

Institutional Property Consultants, Inc.                                  Page 9
June 9, 1995



                 shall be renewable by the Company, from time to time and without limitation on the number of renewals, for additional three (3) year terms. Upon expiration of IPC's appointment without renewal this Agreement shall terminate. IPC may terminate this Agreement at any time but must give at least 180 days prior written notice to the Company. The Company may terminate this Agreement and IPC's appointment prior to the expiration of the term of its appointment if: (1) a special subcommittee of the Company's Mortgage Committee, after an annual revue, decides to terminate the Agreement upon 180 days prior written notice; or (2) if the Company determines that IPC has breached any representation set forth in paragraph 5 or that IPC has failed to carry out its responsibilities under this Agreement in an effective manner, or is unable to do so. The Company may terminate this agreement if it determines that a merger or restructuring of IPC with or into another entity may cause a conflict of interest that shall impair IPC's ability to carry out its responsibilities under this Agreement in an effective manner. The Company may terminate this Agreement at any time prior to the date on which Units are acquired by a Participant (or, if applicable, Participating
                 Plan). In the event that IPC's term shall terminate as described in this paragraph 9B, IPC shall be compensated only for services performed by it prior to the date of such termination.

          C. Unless otherwise expressly provided herein, any notice, demand or request under this Agreement shall be deemed to have been properly given and served by depositing the same in the United States mail, addressed as provided herein, postpaid and registered or certified with return receipt requested. Any such notice, demand or request shall be effective upon being deposited in the United States mail. However, the time period in which a response or action to any such notice, demand or request must be given or taken shall commence to run from the date of receipt on the return receipt of the notice, demand or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request. Notice to the Company shall be addressed to Joan H. Fallon, Director, Teachers Insurance and Annuity Association of America, 730 Third Avenue, New York, New York, 10017-3206, with a copy to

Institutional Property Consultants, Inc.                                 Page 10
June 9, 1995


                  Jeanne Cullinan Ray, Vice President and Chief Counsel, Teachers Insurance and Annuity Association of America, 730 Third Avenue, New York, New York, 10017-3206, (or such other person or persons as the Company may designate). Notice to IPC shall be addressed to Barbara R. Cambon, Institutional Property Consultants, Inc., 4330 La Jolla Village Drive, Suite 310, San Diego, California 92122.


10.      Indemnification and Insurance
         -----------------------------

          A. Subject to the limitations in clause C of this paragraph 10, IPC shall be indemnified and saved harmless by the Account from and against any and all claims of liability arising in connection with the exercise of its duties and responsibilities to the Account by reason of any act or omission, including all expenses reasonably incurred in the defense of such act or omission, unless (1) it shall be established by final judgement of a court of competent jurisdiction that such act or omission involved a violation of the duties imposed by Part 4 of Title I of ERISA on the part of IPC or (2) in the event of a settlement or other disposition of such claim involving the Account, it is determined by written opinion of independent counsel acceptable to both parties that such act or omission involved a violation of the duties imposed by Part 4 of Title I of ERISA on the part of IPC.

          B. Subject to the limitation in clause C of this paragraph 10, the Account shall pay expenses (including reasonable attorneys' fees and disbursements), judgments, fines and amounts paid in settlement incurred by IPC in connection with any of the proceedings described above, in advance of the final disposition of such proceedings, provided that (1) IPC shall repay such advances to the Account, plus reasonable interest, if it is established by a final judgment of a court of competent jurisdiction, or by written opinion of independent counsel under the circumstances described in section A above, that IPC violated its duties under Part 4 of Title I of ERISA, and (2) IPC shall, in the discretion and upon the request of the Company, provide a bond or make other appropriate arrangements for repayment of advances. Notwithstanding the foregoing, no such advances shall be made in connection with any claim against IPC that

Institutional Property Consultants, Inc.                                 Page 11
June 9, 1995




                 is made by the Account or the Company, provided that upon the final disposition of such claim, the expenses (including reasonable attorneys' fees and disbursements), judgments, fines and amounts paid in settlement incurred by IPC shall be reimbursed by the Account to the extent provided above.

           C. The indemnification provided under clauses A and B of this paragraph 10 shall apply only to claims and expenses not actually covered by insurance. IPC agrees to maintain professional liability coverage that includes coverage for its responsibilities under this Agreement, with limits of at least $1 million, throughout the term of this Agreement.


11.      Entire Agreement
         ----------------

                 This letter contains the entire agreement between the parties. However, where the text of this Agreement contains express reference to the Application, or specific paragraphs of the Application, it is the intention of the parties that the Application be incorporated in this Agreement for the purpose of construing the meaning of such express references. This Agreement may not be changed orally or by conduct but only by agreement in writing signed by both parties.


12.      No Waiver
         ---------

                 Failure to insist upon strict compliance with any of the terms, covenants, or conditions of this Agreement shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.


13.      Severability
         ------------

                 The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision.

Institutional Property Consultants, Inc.                                 Page 12
June 9, 1995




14.      Choice of Law
         -------------

                 This Agreement and performance hereunder is subject to ERISA. However, to the extent that this Agreement and performance hereunder is not governed by ERISA or other applicable federal law, the laws of the State of New York shall apply. The choice of law embodied in this paragraph 15 shall be effective irrespective of the jurisdiction in which any suit, action or proceeding may be instituted.


         Please signify your acceptance by signing below and returning a copy of this letter to the Company.

                                                 Sincerely,


                                                 TEACHERS INSURANCE AND ANNUITY
                                                 ASSOCIATION OF AMERICA



                                                 By   /s/ Joan H. Fallon
                                                      ------------------
                                                      Joan H. Fallon



Accepted:

Institutional Property Consultants, Inc.



By: /s/ Barbara R. Cambon                            Date:  June 9, 1995
   ----------------------                                   ------------
        Barbara R. Cambon

                                   SCHEDULE 1


              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA


                         FIDUCIARY COMPENSATION SCHEDULE
                        FOR REAL ESTATE SEPARATE ACCOUNT
                        --------------------------------





         The annual fee payable to IPC shall be $100,000 per year plus its reasonable direct out-of-pocket expenses. The annual fee shall be paid quarterly, on first business day of each quarter, in advance, with the first quarterly payment due on July 3, 1995. Direct out-of-pocket expenses shall be reimbursed as incurred and shall be limited to reasonable travel-related expenses, including transportation, hotels, and meals incurred in the performance of IPC's duties. IPC shall, however, bear the cost of all operating and administrative expenses relating to the performance of its obligations and duties under this Agreement.

                                    EXHIBIT A

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA


                         VALUATION PROCEDURES AND RULES
                             FOR REAL ESTATE ACCOUNT
                             -----------------------


         This outline summarizes the basic elements of the valuation procedures and rules for the Account.


Basic Principles
----------------

1.        The valuation of equity real estate  holdings is not an exact science;
          it requires appraisals which are independent estimates of market value.

          A. Sales are the best measure of the value of equity real estate holdings, but since they don't occur frequently, appraisals are generally believed to be the best estimate of value at a given point in time.

          B. Independent appraisals are expensive, and a balance is required between the accuracy of the estimate of value and the cost to the Account of additional appraisals.


2. The Account's valuation procedures and rules are under the direct supervision of an Independent Fiduciary and operate within guidelines and limits established by the Independent Fiduciary.


Valuation Procedures for the Account
------------------------------------

1.        Independent   Fiduciary.   The  valuation  of  Account  properties  is
          conducted under the supervision of the Independent Fiduciary.

          A. The valuation procedures and rules will be approved by the Independent Fiduciary. They cannot be changed without the consent of the Independent Fiduciary.

          B. The rules will limit the extent to which a property's value can change without the prior approval of the Independent Fiduciary.

          C.     The  Independent   Fiduciary  may  require  a  new  independent
                 appraisal of any property at any time.

2. Initial Valuation. The initial value of each property will be the price at which it is acquired (including all expenses relating to purchase, such as acquisition fees, legal fees and expenses, and other closing costs).


3.        Scheduled Valuations.
          ---------------------

          A. Independent Appraisals. Each property will be valued by an independent appraiser at least once per year.

                 (i) The appraisal cycle will be set up so that properties will be independently appraised in as even a pattern as practical over the course of a calendar year. This will be done by assigning to each property, at the time it is purchased, the month in which its independent appraisal will occur each year.

                (ii) The independent appraisers selected by TIAA must be approved by the Independent Fiduciary.

               (iii) The following would be among the factors generally considered in the annual appraisal:

                           -  description and condition of the property

                           -  regional and local market conditions

                           -  current and projected occupancy levels

                           -  highest and best use of the property

                           -  cost approach

                           -  sales comparison approach

                           - income approach including discounted cash flow analysis


         B. Quarterly Updates. TIAA's staff will update the independent appraisals on a quarterly basis.

                 (i)       Appraisal  assumption (e.g.  discount rates and rates
                           of  inflation)   will  be  reviewed  and  revised  as
                           necessary.

                (ii) Occupancy levels, cash flow, etc. will be reviewed as well as regional and local market conditions.

          C. Accruals. The Accumulation, Seed and Liquidity Unit Values of the Account may change by a daily accrual of projected income and expenses during a given month. The Annuity Unit values of the Account may change on the last calendar day of each month by the accrual of projected income and expenses for that month.


4. Special Adjustments. The value of a given property could be adjusted at any time to reflect any immediate or significant changes in value.


5.       Limits and Supervision

         A. The Independent Fiduciary receives quarterly valuation reports from TIAA which, in addition to their involvement, detail Account activity. The format of these reports will be developed with the Independent Fiduciary. The Fiduciary will, therefore, be familiar with Account properties.


         B. Daily accruals of income and expenses, as well as incremental adjustments in property value (from quarterly updates), will be reported to the Independent Fiduciary as they are included in the Unit value calculation.


         C. Material changes in value (as described in D. below) and all independent appraisals will be approved by the Fiduciary prior to inclusion in a Unit Value calculation.


         D. TIAA cannot, without the prior approval of the Independent Fiduciary, change the values of one or more properties if such changes would exceed the following limits:

                 (i) The adjustment would result in a 6 percent increase or decrease in the value of a given property since the last independent appraisal of that property;

                (ii) The adjustments would result in a greater than 2 percent change in the value of the Account since the prior monthly valuation date; or

               (iii) The adjustments would result in a greater than 4 percent change in the value of the Account within any quarter.

         In addition, the Independent Fiduciary will approve any adjustments made within the first three months after the receipt of the annual appraisal performed by an independent qualified appraiser.

                    TEACHER INSURANCE AND ANNUITY ASSOCIATION
                                730 Third Avenue
                          New York, New York 10017-3206
                                 (212) 490-9000


                                                                 October 5, 1995



Institutional Property Consultants, Inc.
4330 La Jolla Village Drive
San Diego, California   92122


                  Re: Teachers Insurance and Annuity Association
                      of America Real Estate Separate Account;
                      ERISA Independent Fiduciary
                      ------------------------------------------

Dear Sirs:

         This letter supplements the June 9, 1995 letter setting forth the terms and conditions under which Teachers Insurance and Annuity Association of America (the "Company") appointed Institutional Property Consultants, Inc. ("IPC") to serve as an Independent Fiduciary under the Employee Retirement Income Security Act of 1974 ("ERISA") for its Real Estate Account ("Account").

         Section 4A. of the June 9, 1995 letter setting forth the duties and responsibilities of IPC is amended by the addition of new subparagraph (9) to read as follows:

         (9) IPC will review and approve in advance any exercise of discretion by the Company to accelerate the fixed repayment schedule applicable to the redemption of Seed Money Units and will only give its approval upon determining that it would be to the benefit of the Account's participants to do so.

                                                Sincerely,

                                                TEACHERS INSURANCE AND ANNUITY
                                                ASSOCIATION OF AMERICA

                                                By:     /s/ Joan H. Fallon
                                                        ------------------
                                                        Joan H. Fallon
Accepted:

INSTITUTIONAL PROPERTY CONSULTANTS, INC.

By:   /s/ Barbara R. Cambon                              Date:   October 5, 1995
      ---------------------                                      ---------------
         Barbara R. Cambon

                    TEACHER INSURANCE AND ANNUITY ASSOCIATION
                                730 Third Avenue
                          New York, New York 10017-3206
                                 (212) 490-9000





                                                                   June 24, 1996





Institutional Property Consultants, Inc.
4330 La Jolla Village Drive
San Diego, California   92122


         Re:  Teachers Insurance and Annuity Association
              of America Real Estate Separate Account;
              ERISA Independent Fiduciary
              ------------------------------------------


Dear Sir or Madam:

         This letter supplements the June 5, 1995 and the October 5, 1995 letters setting forth the terms and conditions under which Teachers Insurance and Annuity Association of America (the "Company") appointed Institutional Property Consultants, Inc. ("IPC") to serve as an Independent Fiduciary under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") for its Real Estate Account ("Account").

         Section 9B. of the June 9, 1995 letter setting forth the termination provisions is deleted and replaced by a new Section
9B. to read as follows:

         IPC's appointment shall commence on the date this Agreement becomes effective for a five year term, and shall be renewable by the Company, from time to time, and without limitation on the number of renewals, for additional three (3) year terms. The Company shall delegate to a special subcommittee of the Company's Mortgage Committee (the "Subcommittee") the sole power to renew any such appointment and the Subcommittee shall not renew the appointment if forty percent (40%) of the Subcommittee members disapprove

Institutional Property Consultants, Inc.                                  Page 2
June 24, 1996



         of such renewal. Upon expiration of IPC's appointment without renewal this Agreement shall terminate. IPC may terminate this Agreement at any time but must give at least 180 days prior written notice to the Company. The Company must terminate this Agreement and IPC's appointment prior to the expiration of the term of its appointment if a majority of the Special Subcommittee members determines that: (1) IPC has breached any representation set forth in paragraph 5; (2) that IPC has failed to carry out its responsibilities under this Agreement in an effective manner, or is unable to do so; or (3) that a merger or restructuring of IPC with or into another entity may cause a conflict of interest that shall impair IPC's ability to carry out its responsibilities under this Agreement in an effective manner. In the event that IPC's term shall terminate as described in this paragraph 9B., IPC shall be compensated only for services performed by it prior to the date of such termination.


                                                Sincerely,

                                                TEACHERS INSURANCE AND ANNUITY
                                                ASSOCIATION OF AMERICA


                                                By:   /s/ Joan H. Fallon
                                                      ------------------
                                                          Joan H. Fallon


Accepted:

INSTITUTIONAL PROPERTY CONSULTANTS, INC.


By:    /s/ Barbara R. Cambon             Date:  June 27, 1996
       ---------------------                    -------------
           Barbara R. Cambon

                   TEACHERS INSURANCE AND ANNUITY ASSOCIATION
                                730 Third Avenue
                          New York, New York 10017-3206
                                 (212) 490-9000


                                                          February 11, 1997





Institutional Property Consultants, Inc.
4330 La Jolla Village Drive
San Diego, California   92122


        Re:    Teachers Insurance and Annuity Association
               of America Real Estate Separate Account;
               ERISA Independent Fiduciary
               ------------------------------------------


Dear Sir or Madam:

        This letter supplements the June 5, 1995, the October 5, 1995, and the June 24, 1996 letters setting forth the terms and conditions under which Teachers Insurance and Annuity Association of America (the "Company") appointed Institutional Property Consultants, Inc. ("IPC") to serve as an Independent Fiduciary under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") for its Real Estate Account ("Account").

        Section 9B. of the June 9, 1995 letter, as amended by the June 24, 1996 letter, setting forth the termination provisions is deleted and replaced by a new Section 9B. to read as follows:

        IPC's appointment shall commence on the date this Agreement becomes effective for a five year term, and shall be renewable by the Company, from time to time, and without limitation on the number of renewals, for additional three
        (3) year terms. The Company shall delegate to a special subcommittee of the Company's Investment Committee (the "Subcommittee") the sole power to renew any such appointment and the Subcommittee shall not renew the appointment if forty percent (40%) of the Subcommittee members disapprove of such renewal. Upon expiration of IPC's appointment without renewal this Agreement shall terminate. IPC may terminate this Agreement at any time but must give at least 180 days prior written notice to the Company. The Company must terminate this Agreement and IPC's appointment prior to the expiration of the term of its appointment if a majority of the Special Subcommittee members determines that: (1) IPC has breached any representation set forth in paragraph 5; (2)

Institutional Property Consultants, Inc.                                Page 2
February 11, 1997



        that IPC has failed to carry out its responsibilities under this Agreement in an effective manner, or is unable to do so; or (3) that a merger or restructuring of IPC with or into another entity may cause a conflict of interest that shall impair IPC's ability to carry out its responsibilities under this Agreement in an effective manner. In the event that IPC's term shall terminate as described in this paragraph 9B., IPC shall be compensated only for services performed by it prior to the date of such termination.


                                              Sincerely,

                                              TEACHERS INSURANCE AND ANNUITY
                                              ASSOCIATION OF AMERICA


                                              By:  /s/ Joan H. Fallon
                                              -------------------------
                                                       Joan H. Fallon


Accepted:

INSTITUTIONAL PROPERTY CONSULTANTS, INC.


By:     /s/ Barbara R. Cambon                     Date:  3/1/97
        ---------------------
        Barbara R. Cambon